UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

SCHEDULE 14C
INFORMATION STATEMENT PURSUANT TO SECTION 14(c)
OF THE SECURITIES EXCHANGE ACT OF 1934
(Amendment No. __)

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☐ Definitive Information Statement

ICEWEB, INC.
(Name of Registrant as Specified In Its Charter)

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ICEWEB, INC.
4126 Leonard Drive
Fairfax, VA   22030
Telephone: 816-979-1893

NOTICE OF ACTION BY WRITTEN CONSENT OF THE MAJORITY STOCKHOLDER

Dear Stockholders:

We are writing to advise you that our board of directors and the holder of a majority of our outstanding voting capital stock have approved a Certificate of Amendment to our Certificate of Incorporation to:

●	change our company’s name to “UnifiedOnline!, Inc.”;
●	increase the number of authorized shares of our common stock from 5,000,000,000 to 6,000,000,000 shares; and
●	effect a reverse stock split of our outstanding common stock on the basis of one for four hundred (1:400).

These actions were approved by our board of directors on November 17, 2014.  In addition, the holder of a majority of our outstanding voting capital stock approved these actions on December [•], 2014 by written consent in lieu of a meeting in accordance with the applicable sections of the Delaware General Corporation Law.

WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

No action is required by you.  The accompanying information statement is furnished only to inform our stockholders of the actions described above before they take place in accordance with Rule 14c-2 of the Securities Exchange Act of 1934.  This information statement is first mailed to you on or about December [•], 2014.

For the Board of Directors

By: /s/Robert M. Howe, III
Robert M. Howe, III
Chairman of the Board and CEO

ICEWEB, INC.
4126 Leonard Drive
Fairfax, VA   22030
Telephone: 816-979-1893

INFORMATION STATEMENT REGARDING ACTION TAKEN BY WRITTEN CONSENT OF THE MAJORITY STOCKHOLDER IN LIEU OF A SPECIAL MEETING

WE ARE NOT ASKING YOU FOR A PROXY,
AND YOU ARE REQUESTED NOT TO SEND US A PROXY

GENERAL

This information statement is being furnished to all the common stockholders of IceWEB, Inc. as of December [•], 2014 in connection with the action taken by written consent of the holder of the majority of the outstanding voting power of the Company in lieu of a meeting which authorized the Certificate of Amendment to our Certificate of Incorporation (the “Amendment”).  The Amendment will:

●	change our company’s name to “UnifiedOnline!, Inc.” (the “Name Change”);
●	increase the number of authorized shares of our common stock from 5,000,000,000 to 6,000,000,000 shares (the “Common Stock Increase”); and
●	effect a reverse stock split of our outstanding common stock on the basis of one for four hundred (1:400) (the “Reverse Stock Split”).

We sometimes refer to the Name Change, the Common Stock Increase and the Reverse Stock Split as the “Corporate Actions.”  “We”, “us”, “our” and the “Company” refers to IceWEB, Inc., a Delaware corporation, and our subsidiaries.

On November 17, 2014 our board of directors approved the Amendment.  In addition, on December [•], 2014 the holder of approximately 100% of our outstanding voting securities, which is in excess of the required majority of our outstanding voting securities necessary for the adoption of the Amendment, executed a written consent approving the Amendment.  A copy of the form of Amendment is attached as Appendix A to this information statement.

The elimination of the need for a meeting of stockholders to approve this action is made possible by Section 228 of the Delaware General Corporation Law which provides that the written consent of the holders of outstanding shares of voting capital stock, having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, may be substituted for such a meeting.  In order to eliminate the costs involved in holding a special meeting, our board of directors voted to utilize the written consent of the holder of a majority in interest of our voting securities.

Pursuant to Section 228 of the Delaware General Corporation Law, we are required to provide prompt notice of the taking of the corporate action without a meeting of stockholders to all stockholders who did not consent in writing to such action.  This information statement serves as this notice.  This information statement is first being mailed on or about December [•], 2014 to stockholders of record, and is being delivered to inform you of the corporate action described herein before it takes effect in accordance with Rule 14c-2 of the Securities Exchange Act of 1934.  No dissenter’s rights are afforded to our stockholders under Delaware law as a result of the adoption of the Amendment.

The entire cost of furnishing this information statement will be borne by us.  We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this information statement to the beneficial owners of our voting securities held of record by them and we will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

AMENDMENT

When effective, the Amendment will amend our Certificate of Incorporation to effect the:

●	Name Change;
●	Common Stock Increase; and
●	Reverse Stock Split.

The Name Change

The Amendment will change our corporate name from IceWEB, Inc. to UnifiedOnline!, Inc.  Our board of directors determined to change our corporate name as part of our overall corporate rebranding.

The Common Stock Increase

The Amendment will increase the number of authorized shares of our common stock from 5,000,000,000 shares to 6,000,000,000 shares.  At November 17, 2014 we had 3,457,255,625 shares of our common stock issued and outstanding.  The additional common stock to be available as a result of the Common Stock Increase will have rights identical to our currently outstanding common stock. The Common Stock Increase will not change the par value of our common stock, nor the number of authorized shares of our preferred stock or the designations, rights and preferences of either the Series AA Preferred Stock or the Series B Convertible Preferred Stock.  Our stockholders have no preemptive rights to subscribe for additional shares of common stock when issued, which means that current stockholders do not have a prior right to purchase any newly-issued shares in order to maintain their proportionate ownership of our common stock.

The Reverse Stock Split

The Amendment will also effect a 1:400 reverse stock split of our outstanding common stock.  On the effective date of the Amendment, the Reverse Stock Split will reduce the number of outstanding shares of our common stock at a ratio of 1:400.  The Reverse Stock Split will provide for the combination of the presently issued and outstanding shares of common stock into a smaller number of shares of identical common stock, and the Reverse Stock Split will affect all common stockholders uniformly.

On the effective date of the Amendment, every 400 issued and outstanding shares of our common stock (the “Old Common Stock”) will be reclassified and converted into one validly issued, fully paid and non-assessable share of common stock (the “New Common Stock”).  Each certificate representing shares of Old Common Stock will thereafter represent the number of shares of New Common Stock into which the shares of Old Common Stock represented by such certificate were reclassified and converted hereby.  No cash will be paid or distributed as a result of the Reverse Stock Split, and no fractional shares will be issued.  All fractional shares which would otherwise be required to be issued as a result of the Reverse Stock Split will be rounded up to a whole share.

Reasons for the Common Stock Increase and Reverse Stock Split

As set forth in the table appearing later in this section, we currently have outstanding warrants to purchase an aggregate of 25,774,699,264 shares of our common stock at exercise prices ranging from $0.00006 per share to $0.15 per share and expiring between September 2015 and June 2017.  Substantially all of these warrants were issued in 2011 and 2012 as part of various financing transactions.  We do not currently have sufficient authorized but unissued shares of common stock to provide for the possible future exercise of these warrants.

The board of directors also determined that it is in the Company’s best interests to effect the Reverse Stock Split and considered certain factors including, but not limited, to the following:

(i)	Current trading price of the Company’s shares of common stock and potential to increase the marketability and liquidity of the Company’s common stock;
(ii)	Posturing the Company and its structure in favorable position in order to effectively negotiate with potential acquisition candidates; and
(iii)	Provide the management of the Company with additional flexibility to issue shares to facilitate future stock acquisitions and financing of the Company.

There are no assurances, however, that the Reverse Stock Split will have this impact.

Overall Impact of the Amendment

The Amendment will both increase the number of authorized shares of our common stock and decrease the number of outstanding shares of our common stock as a result of the impacts of the Common Stock Increase and Reverse Stock Split.  As a result of the Reverse Stock Split, the conversion rate of all securities convertible into common stock, including our Series B Convertible Preferred Stock, options, warrants and convertible notes, will be proportionately adjusted.  As described later in this section, the shares of our Series AA Preferred Stock are convertible into shares of common stock in an amount equal to 90% of our then outstanding common stock on a fully diluted basis.  Accordingly, the Reverse Stock Split will not impact the conversion ratio of the Series AA Preferred Stock.

The following table provides information on our shares of common stock which are currently authorized, issued and outstanding, and reserved for issuance as of November 17, 2014, as well as on a proforma basis giving effect to the Common Stock Increase and the Reverse Stock Split:

	November 17, 2014		Proforma (1)
	No. of shares of common stock	% of authorized	No. of shares of common stock	% of authorized
Authorized	5,000,000,000	100%	6,000,000,000	100%
Issued and outstanding	3,457,255,625	69.1%	8,643,139	≤1%
Reserved for issuance upon conversion of Series AA Preferred Stock	(1)	-	694,242,599	11.6%
Reserved for issuance upon conversion of Series B Convertible Preferred Stock	626,667	≤1%	1,567	≤1%
Reserved for issuance underlying convertible notes	1,619,752,000	32.4%	4,049,380	≤1%
Reserved for issuance underlying common stock purchase warrants	25,774,699,264	515.5%	64,436,748	1.1%
Reserved for issuance underlying stock options	2,892,970	≤1%	7,232	≤1%

(1)           We issued 400,000 shares of our Series AA Preferred Stock in April 2013.  The designations, rights and preferences of the Series AA Preferred Stock provide that it is automatically convertible at any time after May 15, 2014 into such number of shares of our common stock as shall equal 90% of our outstanding common stock on a fully diluted basis to the extent sufficient authorized common shares are available to permit such conversion.  We are under no obligation to amend our Certificate of Incorporation to permit the conversion of these shares.  These shares, however, will automatically convert into shares of our common stock immediately following the effective date of the Amendment.  The shares of common issued upon the conversion of the Series AA Preferred Stock will have the same rights as our other shares of common stock.  Upon such conversion, the shares of Series AA Preferred Stock will be returned to the status of authorized but unissued shares.

Our authorized but unissued common stock may be issued at the direction of our board of directors at such times, in such amounts and upon such terms as our board of directors may determine, without further approval of our stockholders unless, in any instance, such approval is expressly required by law.  In addition to providing sufficient shares of common stock for the possible exercise of the outstanding warrants, both the Common Stock Increase and the Reverse Stock Split will provide us with the ability to issue such additional shares of common stock for a variety of corporate purposes, including debt or equity capital raising transactions, acquisitions or other business development efforts, or other proper corporate purposes. Our board of directors reviews and evaluates potential capital raising activities, transactions and other corporate actions on an ongoing basis to determine if such actions would be in the best interests of our company and our stockholders. The resulting increase in the number of authorized common shares as a result of the Common Stock Increase and the Reverse Stock Split may affect the rights of existing holders of common shares to the extent that future issuances of common shares reduce each existing stockholder’s proportionate ownership and voting rights in our company.  In addition, possible dilution caused by future issuances of common shares could be accompanied by a decline in the market price of our shares, assuming a market for our common stock continues, of which there is no assurance.

The additional common stock that will be available for issuance following the effective date of the Amendment could have material anti-takeover consequences, including the ability of our board of directors to issue additional common shares without additional stockholder approval because unissued common stock could be issued by our board of directors in circumstances that may have the effect of delaying, deterring or preventing takeover bids. For example, without further stockholder approval, our board of directors could strategically sell common shares in a private transaction to purchasers who would oppose a takeover. In addition, because stockholders do not have preemptive rights under our Certificate of Incorporation, the rights of existing stockholders may (depending on the particular circumstances in which the additional common shares are issued) be diluted by any such issuance and increase the potential cost to acquire control of our company. In proposing the Amendment, our board of directors was not motivated by the threat of any attempt to accumulate shares or otherwise gain control of our company. However, stockholders should nevertheless be aware that approval of the Amendment could facilitate our efforts to deter or prevent changes of control in the future.

Other than as set forth herein, there are currently no plans, agreements, arrangements, or understanding, for the issuance of additional shares of common stock. Our board of directors does not intend to issue any additional common shares except on terms that it deems to be in the best interest of our company and our stockholders. It is not anticipated that our financial condition, the percentage ownership of management, the number of stockholders, or any aspect of our business will materially change as a result of the Amendment.

Federal Income Tax Consequences of the Reverse Stock Split

The following discussion summarizing certain federal income tax consequences of the Reverse Stock Split is based on the Internal Revenue Code of 1986, as amended (the "Code"), the applicable Treasury Regulations promulgated thereunder, judicial authority and current administrative rulings and practices in effect on the date this information statement was first mailed to stockholders. This discussion is for general information only and does not discuss consequences that may apply to special classes of taxpayers (e.g., non-resident aliens, broker-dealers, or insurance companies).  The following discussion has not been prepared by tax counsel, but has been reviewed by management and is believed to be accurate as of the date of this information statement. Our views regarding the tax consequences of the Reverse Stock Split are not binding upon the Internal Revenue Service or the courts, and there can be no assurance that the Internal Revenue Service or the courts would accept the positions expressed herein.

The receipt of the common stock following the effective date of the Reverse Stock Split, solely in exchange for the common stock held prior to the Reverse Stock Split, will not generally result in the recognition of gain or loss to the stockholders.  The value of the additional share received by a stockholder in lieu of a fractional share, however, might result in a gain or loss based upon the difference between the value of the additional share and the basis in the surrendered fractional share.

The adjusted tax basis of a stockholder in the common stock received after the Reverse Stock Split will be the same as the adjusted tax basis of the common stock held prior to the Reverse Stock Split exchanged therefore (subject to the treatment of fractional shares), and the holding period of the common stock received after the Reverse Stock split will include the holding period of the common stock held prior to the Reverse Stock Split exchanged therefore. No gain or loss will be recognized by us as a result of the Reverse Stock Split.

THIS SUMMARY IS PROVIDED FOR GENERAL INFORMATION ONLY AND DOES NOT PURPORT TO ADDRESS ALL ASPECTS OF THE POSSIBLE FEDERAL INCOME TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT AND IS NOT INTENDED AS TAX ADVICE TO ANY PERSON. IN PARTICULAR, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, THIS SUMMARY ASSUMES THAT OUR SHARES ARE HELD AS "CAPITAL ASSETS" AS DEFINED IN THE CODE, AND DOES NOT CONSIDER THE FEDERAL INCOME TAX CONSEQUENCES TO OUR STOCKHOLDERS IN LIGHT OF THEIR INDIVIDUAL INVESTMENT CIRCUMSTANCES OR TO HOLDERS WHO MAY BE SUBJECT TO SPECIAL TREATMENT UNDER THE FEDERAL INCOME TAX LAWS (SUCH AS DEALERS IN SECURITIES, INSURANCE COMPANIES, FOREIGN INDIVIDUALS AND ENTITIES, FINANCIAL INSTITUTIONS AND TAX EXEMPT ENTITIES). IN ADDITION, THIS SUMMARY DOES NOT ADDRESS ANY CONSEQUENCES OF THE REVERSE STOCK SPLIT UNDER ANY STATE, LOCAL OR FOREIGN TAX LAWS. THE STATE AND LOCAL TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT MAY VARY AS TO EACH STOCKHOLDER DEPENDING ON THE STATE IN WHICH SUCH STOCKHOLDER RESIDES. AS A RESULT, IT IS THE RESPONSIBILITY OF EACH STOCKHOLDER TO OBTAIN AND RELY ON ADVICE FROM HIS, HER OR ITS TAX ADVISOR AS TO, BUT NOT LIMITED TO, THE FOLLOWING: (A) THE EFFECT ON HIS, HER OR ITS TAX SITUATION OF THE REVERSE STOCK SPLIT, INCLUDING, BUT NOT LIMITED TO, THE APPLICATION AND EFFECT OF STATE, LOCAL AND FOREIGN INCOME AND OTHER TAX LAWS; (B) THE EFFECT OF POSSIBLE FUTURE LEGISLATION OR REGULATIONS; AND (C) THE REPORTING OF INFORMATION REQUIRED IN CONNECTION WITH THE REVERSE STOCK SPLIT ON HIS, HER OR ITS OWN TAX RETURNS. IT WILL BE THE RESPONSIBILITY OF EACH STOCKHOLDER TO PREPARE AND FILE ALL APPROPRIATE FEDERAL, STATE AND LOCAL TAX RETURNS.

No dissenter’s rights

Under Delaware law stockholders are not entitled to dissenter’s rights of appraisal with respect to the Amendment.

How the Amendment will be enacted

The Corporate Actions will be effected by the filing of the Amendment with the Secretary of State of Delaware.  The Amendment will specify the effective date of [•], 2014 (the “Effective Date”) which is 20 days after this information statement was first mailed to our stockholders.  The Corporate Actions will occur on the Effective Date without any further action on the part of our stockholders.

Because our common stock is currently quoted on the OTC Bulletin Board, the Reverse Stock Split and Name Change will also require processing by FINRA pursuant to Rule 10b-17 of the Securities Exchange Act of 1934 in order for these actions to be recognized in the market for trading purposes.  We expect to receive FINRA’s clearance prior to the Effective Date.  Our common stock will be quoted on the OTC Bulletin Board under our new name and at the post-split price on the first business day after the Effective Date.

Following the Reverse Stock Split, the share certificates representing the Old Shares will continue to be valid.  In the future, new share certificates will be issued reflecting the Reverse Stock Split, but this in no way will effect the validity of your current share certificates.  After the Effective Date, each share certificate representing Old Shares will be deemed to represent 1/400th of a share of our common stock.  Certificates representing New Shares will be issued in due course as Old Share certificates are tendered for exchange or transfer to our transfer agent, Olde Monmouth Stock Transfer Co., Inc.  We request that stockholders do not send in any of their stock certificates at this time.

As applicable, new share certificates evidencing New Shares that are issued in exchange for Old Shares representing restricted shares will contain the same restrictive legend as on the old certificates. Also, for purposes of determining the term of the restrictive period applicable to the New Shares, the time period during which a stockholder has held their existing pre-split shares will be included in the total holding period.  We will bear the costs of the issuance of the additional stock certificates.

SECURITY OWNERSHIP OF EXECUTIVE OFFICERS, DIRECTORS
AND FIVE PERCENT STOCKHOLDERS

The following table sets forth certain information concerning the ownership of the Company's common stock as of November 17, 2014 with respect to: (i) each person known to the Company to be the beneficial owner of more than five percent of the Company's voting securities; (ii) all directors; (iii) all executive officers of the Company, and (iv) all directors and executive officers of the Company as a group. Each share of common stock has one vote on all matters submitted to a vote of our stockholders.  The holder of the Series AA Preferred Stock has 5,000 times that number of votes as the holders of common stock, on the record date for the determination of stockholders entitled to vote on a particular matter, on all matters submitted to our stockholders.  The holders of the Series AA Preferred Stock and the common stock vote together as a single class upon all matters submitted to a vote of our stockholders.  As of November 17, 2014, there were 3,457,255,625 shares of common stock and 400,000 shares of Series AA Preferred Stock issued and outstanding.

Unless otherwise indicated, the business address of each person listed is in care of 4126 Leonard Drive, Fairfax, VA  22030.  Except as otherwise indicated, the persons listed below have sole voting and investment power with respect to all shares of our stock owned by them, except to the extent that power may be shared with a spouse.

	Common Stock		Series AA Preferred Stock		% Total
Name of Beneficial Owner	Shares	%	Shares	%	Voting Power
Robert M. Howe, III	6,447,240	≤1%	-	-	≤1%
Ellen Sondee	-	-	-	-	-
Marc Abrams	-	-	-	-	-
Bernie Stolar	-	-	-	-	-
All officers and directors as a group (four persons)	6,447,240	≤1%	-	-	≤1%
UnifiedOnline! LLC (1)	-	-	400,000	100%	100%

(1)           Unified Online! LLC’s address is 2515 McKinney Avenue, #1000, Dallas, TX  75201.

WHERE YOU CAN FIND MORE INFORMATION

This information statement refers to certain documents that are not presented herein or delivered herewith.  Such documents are available to any person, including any beneficial owner of our shares, to whom this information statement is delivered upon oral or written request, without charge.  Requests for such documents should be directed to Corporate Secretary, 4126 Leonard Drive, Fairfax, VA 22030.

We file annual and special reports and other information with the SEC. Certain of our SEC filings are available over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facilities:

Public Reference Room Office
100 F Street, N.E.
Room 1580
Washington, D.C. 20549

You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Callers in the United States can also call 1-202-551-8090 for further information on the operations of the public reference facilities.

Dated: December [•], 2014

IceWEB, Inc.

By: /s/Robert M. Howe, III
Robert M. Howe, III
Chairman of the Board and CEO

Appendix A

CERTIFICATE OF AMENDMENT
TO THE CERTIFICATE OF INCORPORATION
OF
ICEWEB, INC.
(A Delaware Corporation)

Pursuant to Section 242 of the Delaware General Corporation Law, the undersigned, being the Chief Executive Officer of IceWEB, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), does hereby certify that the following resolutions were adopted by the Corporation’s Board of Directors and its stockholders as hereinafter described:

RESOLVED: Paragraph FIRST of the Certificate of Incorporation, as amended, of this Corporation is hereby amended by deleting the paragraph in its entirety and replacing it with the following:

The name of the corporation (hereinafter the “corporation”) is UnifiedOnline!, Inc.

FURTHER RESOLVED:  That the first paragraph of Paragraph FOURTH of the Certificate of Incorporation, as amended, of this Corporation is hereby deleted in its entirety and placed with the following:

The total number of shares of all classes of capital stock which the corporation shall have the authority to issue is Six Billion Ten Million (6,010,000,000) shares of which Six Billion (6,000,000,000) shares shall be Common Stock, par value $0.001 per share, and Ten Million (10,000,000) shares shall be Preferred Stock, par value $0.001 per share.  Series of Preferred Stock may be created and issued from time to time, with such designations, preferences, conversion rights, cumulative, relative, participating, optional or other rights, including voting rights, qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the creation and issuance of such series of Preferred Stock as adopted by the Board of Directors pursuant to the authority in this paragraph given.

FURTHER RESOLVED:  That Paragraph FOURTH of the Certificate of Incorporation, as amended, of this Corporation is hereby amended by adding the following:

On the date of effective date of this Certificate of Amendment, the Corporation will effect a reverse stock split (the “Reverse Stock Split”) of its outstanding Common Stock pursuant to which every four hundred (400) issued and outstanding shares of the Corporation's Common Stock, par value $0.001 per share (the “Old Common Stock”), shall be reclassified and converted into one (1) validly issued, fully paid and non-assessable share of Common Stock, par value $0.001 per share (the “New Common Stock”).  Each certificate representing shares of Old Common Stock shall thereafter represent the number of shares of New Common Stock into which the shares of Old Common Stock represented by such certificate were reclassified and converted hereby; provided, further, that no cash will be paid or distributed as a result of the Reverse Stock Split and no fractional shares will be issued.  All fractional shares which would otherwise be required to be issued as a result of the Reverse Stock Split will be rounded up to the nearest whole share.

FURTHER RESOLVED:  That the effective date of this Certificate of Amendment shall be December [•], 2014.

The foregoing resolutions and this Certificate of Amendment were adopted by the Board of Directors of the Corporation pursuant to a written consent of the directors of the Corporation dated November 17, 2014 in accordance with Section 141 of the Delaware General Corporation Law, and by the written consent of holder of a majority of the outstanding shares of the Corporation’s voting stock on December [•], 2014 in accordance with Section 228 of the Delaware General Corporation Law

IN WITNESS WHEREOF, the undersigned, being the Chief Executive Officer of this Corporation, has executed this Certificate of Amendment to the Corporation’s Certificate of Incorporation, as amended, as of December [•], 2014.

IceWEB, Inc.

By: /s/Robert M. Howe, III
Robert M. Howe, III
Chief Executive Officer